UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 28, 2015
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2015 Schweitzer-Mauduit International, Inc. (the “Company”), together with SWM Luxembourg and SWM Holdco 1, each a wholly-owned subsidiary of the Company, entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto, J.P. Morgan Securities LLC, Fifth Third Bank, Merrill Lynch Pierce Fenner & Smith, Inc., SunTrust Robinson Humphrey, Inc. and AgFirst Farm Credit Bank, as Joint Lead Arrangers and Joint Bookrunners, and Fifth Third Bank, Merrill Lynch Pierce Fenner & Smith, Inc., SunTrust Bank and AgFirst Farm Credit Bank, as Co-Syndication Agents, providing for credit facilities in the aggregate principal amount of $1 billion, consisting of a $650 million revolving credit facility (the “Revolving Credit Facility”) available to the Company, SWM Luxembourg and SWM Holdco 1; a $100 million Term Loan A-1 (“Term Loan A-1”) made to the Company; and a $250 million Term Loan A-2 (“Term Loan A-2” and, together with Term Loan A-1, the “Term Loans”) made to the Company. The Revolving Credit Facility matures on October 28, 2020. The Term Loan A-1 amortizes at the rate of 5% for the first 2 years, at the rate of 10% for the final three years and matures on October 28, 2020. The Term Loan A-2 amortizes at the rate of 1% per year and matures on October 28, 2022. The Term Loans are generally subject to mandatory repayment out of the net cash proceeds of asset sales which are not reinvested in operating assets. The credit facilities are secured by substantially all of the personal property of the Company and its domestic subsidiaries and the obligations of SWM Holdco 1 are also secured by a pledge of the equity interests held by SWM Luxembourg and SWM Holdco 1 in subsidiaries of the Company. The Amended Credit Agreement amends and restates the Company’s Amended and Restated Credit Agreement, dated as of December 11, 2013, which provided for a $500 million unsecured revolving credit facility which was scheduled to mature on December 11, 2018.

The interest rate margins applicable to the Revolving Credit Facility and the Term Loans under the Amended Credit Agreement will be based on a fluctuating rate of interest measured by reference to either, at the Company's option, (i) a base rate, plus an applicable margin, which ranges from 0.25% to 1.25%, in the case of the Revolving Credit Facility and Term Loan A-1, and from 0.50% to 1.50%, in the case of Term Loan A-2, or (ii) an adjusted London interbank offered rate (adjusted for maximum reserves) (“LIBOR”), plus an applicable margin, which ranges from 1.25% to 2.25%, in the case of the Revolving Credit Facility and Term Loan A-1, and from 1.50% to 2.50%, in the case of Term Loan A-2. The applicable margin, in each case, will be adjusted from time to time based on the Company's ratio of net debt to EBITDA.

The Amended Credit Agreement also contains representations and warranties which are customary for facilities of this type and covenants and provisions that, among other things, require the Company to maintain (a) a maximum net debt to EBITDA ratio of 3.50, reducing to 3.00 after September 30, 2016 and (b) minimum interest coverage of 3.00. The Amended Credit Agreement contains provisions allowing the Company to increase the leverage ratio upon the occurrence of a material acquisition or the occurrence of unsecured indebtedness.

The foregoing summary of the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete terms and conditions of the Amended Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 28, 2015, the Company completed its previously announced acquisition of Argotec Intermediate Holdings LLC, a Delaware limited liability company (“Argotec”), through the purchase from Argotec Intermediate Holdings Two LLC, a Delaware limited liability company (“Seller”) of all of the equity interests in Argotec and its subsidiaries (the “Transaction”) pursuant to that certain Equity Interest Purchase Agreement (the “Purchase Agreement”), dated as of September 17, 2015, by and among the Company, SWM-Argotec, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Company (“Buyer”), Seller, Argotec, Argotec LLC, a Delaware limited liability company, Argotec Holdings LLC, a Delaware limited liability company (“Argotec Holdings”) and certain equity holders of Argotec Holdings listed on the signature pages of the Purchase Agreement (the “Equity Holders”). As a result of the Transaction, Argotec became a wholly-owned indirect subsidiary of the Company.

The purchase price to acquire Argotec and its subsidiaries was $280 million in cash, subject to certain customary post-closing adjustments, in each case upon the terms and subject to the conditions contained in the Purchase Agreement. The purchase price was funded from the Company’s borrowings under the Term Loans.

Argotec manufactures highly engineered urethane films for demanding specialty applications in surface protection, glass lamination and medical products. Argotec is headquartered in Greenfield, Massachusetts.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete terms and conditions of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to Form 8-K on September 21, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the entry into the Amended Credit Facility is incorporated herein by reference. On October 28, 2015, the Company borrowed the Term Loans under the Amended Credit Agreement in the aggregate amount of $350 million. The Company used the proceeds in part to finance the acquisition of Argotec described in Item 2.01 above and in part to reduce amounts outstanding under the Revolving Credit Facility.

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required to be filed by this Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The financial statements required to be filed by this Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

10.1
Second Amended and Restated Credit Agreement, dated October 28, 2015 with JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto, J.P. Morgan Securities LLC, Fifth Third Bank, Merrill Lynch Pierce, Fenner & Smith Inc., SunTrust Robinson Humphrey, Inc. and AgFirst Farm Credit Bank, as joint lead arrangers and joint bookrunners, and Fifth Third Bank, Merrill Lynch Pierce Fenner & Smith, Inc., SunTrust Bank and AgFirst Farm Credit Bank, as Co-Syndication Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.
(Registrant)

By: /s/ Robert J. Cardin
Robert J. Cardin
Interim Chief Financial Officer
Corporate Controller and Principal Accounting Officer

Dated: October 28, 2015

INDEX TO EXHIBITS

Exhibit No.                    Description
__________    ________________________________________________________________________________________

10.1
Second Amended and Restated Credit Agreement, dated October 28, 2015 with JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto, J.P. Morgan Securities LLC, Fifth Third Bank, Merrill Lynch Pierce, Fenner & Smith Inc., SunTrust Robinson Humphrey, Inc. and AgFirst Farm Credit Bank, as joint lead arrangers and joint bookrunners, and Fifth Third Bank, Merrill Lynch Pierce Fenner & Smith, Inc., SunTrust Bank and AgFirst Farm Credit Bank, as Co-Syndication Agents.